Exhibit 99.1

Hercules Capital Expands Board of Directors to Nine Members with the Appointment of Gayle Crowell

Fully embracing California Senate Bill 826, Hercules further enhances its board diversity and inclusion with three women directors

PALO ALTO, Calif., February 5, 2019 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative, venture growth, pre-IPO and M&A stage companies backed by leading and top-tier venture capital firms, today announced the appointment of Gayle Crowell to serve as a member of its board of directors, effective February 4, 2019. Ms. Crowell serves on several public and private boards of directors and is a highly experienced technology operating executive with extensive experience in both industry leading venture and private equity-backed companies. With its highly-diversified board of directors, the Company is an early adopter of the California Senate Bill 826, which requires publicly held companies based in California to have a minimum of one woman on their board of directors by the end of 2019. Furthermore, by the end of July 2021, companies with five board members will need a minimum of two women serving, and boards of six or more will require a minimum of three women serving.

“Together with the recent addition of Carol Foster, Gayle’s appointment continues our commitment to expanding and enhancing our board of directors with highly qualified, experienced and diverse individuals with deep subject matter expertise that will serve us well as our platform grows,” said Manuel A. Henriquez, chairman and chief executive officer of Hercules. “As a former CEO, Gayle understands the challenges senior leaders face in building high growth, sustainable long-term businesses. Her hands-on knowledge, coupled with a keen perspective into the financial markets and venture capital environment, brings a unique and valued point of view as a board member. We warmly welcome Gayle to our board and look forward to her contributions.”

Ms. Crowell has served as Senior Operating Consultant for the past 15 years at Warburg Pincus, a global private equity firm focused on growth investing, as a Member of the Technology, Media and Telecommunications Group. Prior to Warburg Pincus, Ms. Crowell held executive roles at leading software companies, including Oracle Corporation, E.piphany, RightPoint Software, View Star, Mosaix, Recognition International, DSC and Cubix Corporation. She currently serves as a Board member of Envestnet, Inc. (ENV) and Dude Solutions Incorporated.

Ms. Crowell received her Bachelor of Science degree in Education from the University of Nevada at Reno.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $8.2 billion to over 440 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.”  In addition, Hercules has six outstanding bond issuances of:

Institutional Senior Unsecured Notes PAR $1000.00

●	4.625% Notes due 2022

Retail Senior Unsecured Notes (“Baby Bonds”) PAR $25.00

●	5.25% Notes due 2025 (NYSE:HCXZ)
●	6.25% Notes due 2033 (NYSE:HCXY)

Convertible Notes

●	4.375% Convertible Notes due 2022

Securitization Notes

●	4.605% Asset-backed Notes due 2027
●	4.703% Asset-backed Notes due 2028

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the Securities and Exchange Commission. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com